UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 10, 2006

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On January 26, 2006, we issued a press release announcing our preliminary financial results for the second fiscal quarter and the six month period ended December 31, 2005.  The press release was furnished as Exhibit 99.1 to the Current Report on Form 8-K filed on January 26, 2006.

After the date of the Form 8-K, as part of our preparation of the Form 10-Q, it came to our attention that our initial calculation of an accrual for the second fiscal quarter ended December 31, 2005 was overstated by approximately $200,000, net of tax.  Our financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q filed of even date herewith reflect the proper calculation of the accrual.  The result of this correction is that net loss for the second fiscal quarter ended December 31, 2005 was $2.7 million, or $0.19 per share, rather than $2.9 million, or $0.21 per share, as stated in the January 26, 2006 press release.  Net loss for the six months ended December 31, 2005 was $5.6 million, or $0.40 per share, rather than $5.8 million, or $0.41 per share, as stated in the January 26, 2006 press release.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: February 10, 2006	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Vice President & CFO